MADISON SQUARE GARDEN SPORTS CORP. REPORTS
FISCAL 2026 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 8, 2026 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal third quarter ended March 31, 2026.
The fiscal 2026 third quarter included the continuation of the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) 2025-26 regular seasons, with a combined five fewer games played at Madison Square Garden Arena ("The Garden") as compared to the prior year quarter. During the quarter, average per-game revenues for every key revenue category – tickets, suites, sponsorship and food, beverage and merchandise sales – increased as compared to the fiscal 2025 third quarter. In addition, fiscal 2026 third quarter operating results reflect an increase in national media rights fees due to the NBA’s new national media rights deals that began this season and the impact of the Knicks’ and Rangers’ rosters for the 2025-26 seasons. Subsequent to the end of the fiscal 2026 third quarter, both teams concluded their regular seasons, with the Knicks currently competing in the NBA playoffs.
For the fiscal 2026 third quarter, the Company generated revenues of $432.2 million, an increase of $8.0 million, or 2%, as compared to the prior year period. In addition, the Company reported operating income of $2.0 million, a decrease of $30.4 million and adjusted operating income of $10.3 million, a decrease of $26.6 million, both as compared to the prior year period.(1)
Madison Square Garden Sports Corp. Executive Chairman and CEO James L. Dolan said, “Our results this quarter again reflect growth in per-game revenues across all key categories, which is driven by strong demand for our teams. We are also now exploring a potential separation of our Knicks and Rangers businesses into distinct public companies, which we believe would further create long-term value for shareholders.”

Financial Results for the Three and Nine Months Ended March 31, 2026 and 2025:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
$ millions	2026	2025	$	%	2026	2025	$	%
Revenues	$432.2	$424.2	$8.0	2%	$875.1	$835.3	$39.8	5%
Operating income (loss)	$2.0	$32.3	$(30.4)	(94)%	$(3.3)	$37.4	$(40.7)	NM
Adjusted operating income(1)	$10.3	$36.9	$(26.6)	(72)%	$19.2	$54.9	$(35.7)	(65)%
Note: Does not foot due to rounding. NM – Percentage is not meaningful.
1.See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Financial Results
For the fiscal 2026 third quarter, revenues of $432.2 million increased $8.0 million, or 2%, as compared to the prior year period. The Knicks and Rangers played a combined five fewer regular season games at The Garden during the fiscal 2026 third quarter as compared to the prior year period. As a result, the increase in revenues was primarily due to higher revenues from league distributions, partially offset by lower ticket-related revenues, local media rights fees, food, beverage and merchandise sales, and sponsorship and signage revenues.
Revenues from league distributions increased $27.0 million as compared to the prior year period, primarily due to higher national media rights fees as a result of the NBA's new national media rights agreements, which began with the 2025-26 NBA regular season, as well as an incremental league distribution from the NBA in the current year quarter related to the impact of the NBA Cup on the Knicks' 2025-26 game schedule.
Suite revenues increased $0.1 million as compared to the prior year period, primarily due to higher net sales of suite products, offset by the Knicks and Rangers playing fewer games at The Garden during the fiscal 2026 third quarter.
Ticket-related revenues decreased $12.9 million as compared to the prior year period, primarily due to the Knicks and Rangers playing fewer games at The Garden during the fiscal 2026 third quarter, partially offset by higher average per-game revenue.
Local media rights fees decreased $4.0 million as compared to the prior year period, primarily due to a reduction in rights fees as a result of a decrease in the number of games exclusively available to MSG Networks during the current year as compared to the prior year.
Food, beverage and merchandise sales decreased $1.2 million as compared to the prior year period, primarily due to the Knicks and Rangers playing fewer games at The Garden during the fiscal 2026 third quarter, partially offset by higher average per-game revenue. Merchandise sales in the fiscal 2026 third quarter included the positive impact of new Rangers’ jersey launches.
Sponsorship and signage revenues decreased $0.7 million as compared to the prior year period, primarily due to the Knicks and Rangers playing fewer games at The Garden during the fiscal 2026 third quarter, partially offset by higher net sales of existing sponsorship and signage inventory.
Direct operating expenses of $354.5 million increased $38.2 million, or 12%, as compared to the prior year period. This was primarily driven by higher team personnel compensation of $18.8 million, higher provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax of $15.4 million, and higher net provisions for certain team personnel transactions of $5.4 million, partially offset by other net cost decreases, all as compared to the prior year period.
Selling, general and administrative expenses of $73.7 million decreased $1.0 million, or 1%, as compared to the prior year period. This decrease was primarily driven by lower professional fees of $7.2 million and lower other general and administrative expenses, partially offset by higher employee compensation and related benefits of $7.5 million, mainly due to executive management transition costs of $6.9 million recognized in the current year quarter.
Operating income of $2.0 million decreased $30.4 million and adjusted operating income of $10.3 million decreased $26.6 million, both as compared to the prior year period, primarily due to the increase in direct operating expenses, partially offset by the increase in revenues and lower selling, general and administrative expenses.
Other Matters
On February 18, 2026, the Company announced that its board of directors approved the exploration of a possible spin-off that would separate its New York Knicks business from its New York Rangers business.
About Madison Square Garden Sports Corp.
Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in miscellaneous income (expense), net, which is not reflected in operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential separation of our Knicks and Rangers businesses into distinct public companies, the long-term performance, future opportunities and success of the potential separation of our Knicks and Rangers businesses and the creation of shareholder value through the separation of our Knicks and Rangers businesses. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including operational, financial and legal challenges inherent in implementing a separation of our Knicks and Rangers businesses and our ability to realize any anticipated benefits of any such separation, the impact of business and market conditions, financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
 # # #
Contacts:

Ari Danes, CFA Investor Relations (212) 465-6072
Grace Kaminer Investor Relations (212) 631-5076

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenues	$432,199	$424,197	$875,077	$835,263
Direct operating expenses	354,503	316,335	674,171	600,299
Selling, general and administrative expenses	73,699	74,697	200,553	195,184
Depreciation and amortization	790	823	2,391	2,396
Restructuring charges	1,244	—	1,244	—
Operating income (loss)	1,963	32,342	(3,282)	37,384
Other income (expense):
Interest income	733	1,051	1,807	2,605
Interest expense	(4,835)	(5,020)	(16,636)	(16,662)
Miscellaneous (expense) income, net	(11,155)	(5,743)	2,424	(13,478)
(Loss) income before income taxes	(13,294)	22,630	(15,687)	9,849
Income tax expense	(6,689)	(36,857)	(4,851)	(30,507)
Net loss	$(19,983)	$(14,227)	$(20,538)	$(20,658)

Basic loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.83)	$(0.59)	$(0.85)	$(0.86)
Diluted loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.83)	$(0.59)	$(0.85)	$(0.86)

Basic weighted-average number of common shares outstanding	24,167	24,103	24,149	24,084
Diluted weighted-average number of common shares outstanding	24,167	24,103	24,149	24,084

MADISON SQUARE GARDEN SPORTS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain employees.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's executive deferred compensation plan.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Operating income (loss)	$1,963	$32,342	$(3,282)	$37,384
Depreciation and amortization	790	823	2,391	2,396
Share-based compensation	6,613	3,900	17,645	14,159
Restructuring charges	1,244	—	1,244	—
Remeasurement of deferred compensation plan liabilities	(302)	(134)	1,177	973
Adjusted operating income	$10,308	$36,931	$19,175	$54,912

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2026	June 30, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$107,039	$144,617
Restricted cash	—	8,571
Accounts receivable, net of allowance for doubtful accounts of $0 as of March 31, 2026 and June 30, 2025	76,563	25,855
Net related party receivables	14,527	3,582
Prepaid expenses	43,219	43,417
Other current assets	54,208	25,053
Total current assets	295,556	251,095
Property and equipment, net of accumulated depreciation and amortization of $55,085 and $53,635 as of March 31, 2026 and June 30, 2025, respectively	27,917	28,962
Right-of-use lease assets	743,533	760,456
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	59,964	54,720
Deferred tax assets, net	30,756	34,821
Other assets	21,454	12,753
Total assets	$1,509,347	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)
(Unaudited)

	March 31, 2026	June 30, 2025
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$7,881	$9,336
Net related party payables	4,877	4,807
Debt	16,500	24,000
Accrued liabilities:
Employee-related costs	173,247	98,924
League-related accruals	263,936	196,567
Other accrued liabilities	12,336	13,093
Operating lease liabilities, current	56,985	52,618
Deferred revenue	102,049	164,178
Total current liabilities	637,811	563,523
Long-term debt	242,000	267,000
Operating lease liabilities, noncurrent	852,308	841,050
Other employee-related costs	72,100	82,178
Deferred revenue, noncurrent	578	662
Total liabilities	1,804,797	1,754,413
Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,547 and 19,488 shares outstanding as of March 31, 2026 and June 30, 2025, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2026 and June 30, 2025	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2026 and June 30, 2025	—	—
Additional paid-in capital	13,211	15,348
Treasury stock, at cost, 908 and 960 shares as of March 31, 2026 and June 30, 2025, respectively	(149,858)	(158,543)
Accumulated deficit	(158,158)	(137,596)
Accumulated other comprehensive loss	(894)	(897)
Total equity	(295,450)	(281,439)
Total liabilities and equity	$1,509,347	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Nine Months Ended
	March 31,
	2026	2025
Net cash provided by operating activities	$5,012	$41,884
Net cash used in investing activities	(2,027)	(5,349)
Net cash used in financing activities	(49,134)	(26,406)
Net (decrease) increase in cash, cash equivalents and restricted cash	(46,149)	10,129
Cash, cash equivalents and restricted cash at beginning of period	153,188	94,907
Cash, cash equivalents and restricted cash at end of period	$107,039	$105,036